Genesee & Wyoming Reports Results for the Third Quarter of 2008

GREENWICH, Conn., November 3, 2008 /PRNewswire-FirstCall/ — Genesee & Wyoming Inc. (GWI) (NYSE: GWR) reported net income in the third quarter of 2008 of $21.2 million, compared with net income of $16.2 million in the third quarter of 2007. GWI's diluted earnings per share (EPS) in the third quarter of 2008 were $0.58 with 36.6 million weighted average shares outstanding, compared with diluted EPS of $0.42 with 38.5 million weighted average shares outstanding in the third quarter of 2007. EPS from continuing operations in the third quarter of 2008 were $0.55, compared with EPS from continuing operations of $0.60 in the third quarter of 2007.

Results from continuing operations in the third quarter of 2008 included gains from the sale of assets of $1.2 million ($0.8 million after-tax, or $0.02 per diluted share) and a net tax benefit of $0.5 million ($0.01 per diluted share) associated with the filing of GWI’s 2007 U.S. income tax return.

Results from continuing operations in the third quarter of 2007 included gains from the sale of assets of $5.5 million ($3.3 million after-tax, or $0.09 per diluted share), a net tax benefit of $3.2 million ($0.08 per diluted share) associated with the sale of the Western Australia operations and certain other assets of the Australian Railroad Group (ARG) previously owned by GWI and its joint venture partner (ARG Sale) and a net tax benefit of $2.8 million ($0.07 per diluted share) from the short line tax credit in the United States.

The table below summarizes the financial impact of the significant items in the third quarters of 2008 and 2007 ($ in millions, except per share amounts).

	After-Tax Amount	EPS Impact

Q3 2008 - Gains on the sale of assets	$0.8	$0.02
- Tax benefit	$0.5	$0.01
- Short line tax credit	$0.0	$0.00

Q3 2007 - Gains on the sale of assets	$3.3	$0.09
- ARG Sale-related tax benefit	$3.2	$0.08
- Short line tax credit	$2.8	$0.07

GWI reported income from its discontinued operations in Mexico of $1.1 million after-tax ($0.03 per diluted share) in the third quarter of 2008, compared with a loss of $6.9 million after-tax ($0.18 per diluted share) in the third quarter of 2007.

Continuing Operations

In the third quarter of 2008, GWI's revenues increased $28.2 million, or 21.5%, to $159.4 million, compared with $131.2 million in the third quarter of 2007. Of this increase, revenues from acquisitions contributed $12.8 million and revenues from same railroad operations increased $15.4 million, or 11.7%.

Same railroad freight revenues increased $6.3 million, or 7.6%, in the third quarter of 2008 primarily due to an increase in average revenues per carload of 15.3%, or 14.9% excluding the impact of the appreciation of the Australian and Canadian dollars relative to the U.S. dollar year over year. Same railroad non-freight revenues increased $9.1 million, or 18.9%, in the third quarter of 2008 primarily due to higher third-party fuel sales in Australia, increased crewing and iron ore services in Australia, and higher revenues from GWI's industrial switching and U.S. port railroads.

GWI's operating income in the third quarter of 2008 increased $4.9 million, or 16.5%, to $34.6 million, compared with $29.7 million in the third quarter of 2007. GWI's operating ratio was 78.3% in the third quarter of 2008, compared with an operating ratio of 77.4% in the third quarter of 2007. Operating income in the third quarter of 2008 included $1.2 million of gains on the sale of assets compared with $5.5 million in the third quarter of 2007.

GWI's effective income tax rate increased from 15.0% in the third quarter of 2007 to 34.7% in the third quarter of 2008, partially due to the expiration of the short line tax credit on December 31, 2007. On October 3, 2008, the short line tax credit was extended through December 31, 2009. The cumulative benefit of this credit, which was retroactive to January 1, 2008, will be recorded in the fourth quarter.

Comments from the Chief Executive Officer

“Our third quarter operating income was the best in GWI’s history and as we enter a period of economic uncertainty worldwide, GWI is doing so from a position of relative strength,” GWI Chief Executive Officer Jack Hellmann said. “In our regions that have more exposure to the current economic downturn such as Oregon and Canada, management has been doing an excellent job of managing costs. In addition, several major new customers have continued to ramp up shipments, and our recent acquisitions are performing well.”

“We believe that the Ohio Central Railroad System and the Georgia Southwestern will be smoothly integrated into our operations in the fourth quarter of 2008 and will strengthen our financial performance in 2009. Moreover, the recently enacted extension of the short line tax credit will lower our tax payments through 2009.”

Mr. Hellmann continued, “In light of the poor conditions in global credit markets, it is important to note that we have access to debt capital under our existing credit facilities. In conjunction with our recent acquisitions, we closed a new $570 million senior bank facility on October 1, 2008, that is due in 2013 and provides $170 million of unused capacity. This availability combined with our strong cash flow makes GWI well positioned both to withstand the economic downturn and to pursue opportunistic acquisitions.”

Free Cash Flow from Continuing Operations (1)

($ in millions)	Nine Months Ended September 30,
	2008	2007
Net cash provided by operating activities	$91.3	$5.5
Net cash used in investing activities	(148.5)	(31.5)
Net cash paid for acquisitions (a)	115.7	-
Australia taxes on ARG Sale (b)	-	95.6
Free cash flow (1)	$58.5	$69.6

(a)
Includes $89.5 million in net cash paid for the acquisition of CAGY Industries Inc. (CAGY), $22.6 million in net cash paid for the acquisition of Rotterdam Rail Feeding (RRF) and $3.6 million for final working capital adjustments related to the December 2007 acquisition of Maryland Midland Railway, Inc. (MMID).

(b)	Includes Australian taxes resulting from the 2006 ARG Sale totaling $95.6 million paid in 2007, as calculated using the U.S. Dollar/Australian Dollar exchange rate on the date of payment.

GWI’s continuing operations generated free cash flow of $58.5 million and $69.6 million for the nine months ended September 30, 2008 and 2007, respectively. In the nine months of 2008, working capital activities provided $11.6 million to net cash flow from operating activities. Other than the $95.6 million tax payment related to the ARG Sale, which was excluded from free cash flow, working capital activities provided $21.4 million to net cash flow from operations in the 2007 period.

Net cash used in investing activities in the nine months ended September 30, 2008, included $62.0 million in purchases of property and equipment, partially offset by $21.8 million in cash received from government grants and $7.4 million from sales of assets and insurance proceeds. Net cash used in investing activities in the nine months ended September 30, 2007, included $61.3 million in purchases of property and equipment, partially offset by $19.9 million in cash received from government grants and $9.9 million from sales of assets and insurance proceeds.

Discontinued Operations

For the quarter ended September 30, 2008, GWI reported income related to its discontinued Mexican business of $1.1 million after-tax (or $0.03 per diluted share), compared with a net loss of $6.9 million after-tax (or $0.18 per diluted share) for the quarter ended September 30, 2007. Results from discontinued operations in the third quarter of 2008 included a net tax benefit of $0.9 million ($0.02 per diluted share) primarily associated with the filing of GWI’s 2007 U.S. income tax return. For discontinued operations, cash used in operating activities was $2.8 million and $10.7 million for the nine months ended September 30, 2008 and 2007, respectively. There was no cash used in investing activities of discontinued operations for the nine months ended September 30, 2008, compared with $0.5 million for the same period in 2007. As of September 30, 2008, there was a net asset of $0.4 million remaining on GWI's balance sheet associated with its Mexican operations.

Conference Call and Webcast Details

As previously announced, GWI's conference call to discuss financial results for the third quarter will be held Monday, November 3, 2008 at 11 a.m. (Eastern Time). The dial-in number for the teleconference is (888) 423-3280; outside U.S., call (612) 332-0720, or the call may be accessed live over the Internet (listen only) under the "Investors" tab of GWI's website (http://www.gwrr.com) by selecting "Third Quarter Earnings Audio Webcast." An audio replay of the conference call will be accessible via the Investors tab of GWI's website starting at 1 p.m. Monday, November 3, 2008. GWI uses its Web site as a channel of distribution of material company information. Financial and other material information regarding the Company is routinely posted on our website and is accessible on our Internet site at  www.gwrr.com by clicking on the "Investors" link.  In addition, you may automatically receive email alerts and other information about GWI by enrolling your email by visiting the "Email Alerts" section of our Internet site at www.gwrr.com after clicking on the "Investors" link.

About Genesee & Wyoming Inc.

GWI owns and operates short line and regional freight railroads in the United States, Canada, Australia and the Netherlands and owns a minority interest in a railroad in Bolivia. Operations currently include 63 railroads organized in nine regions, with more than 6,700 miles of owned and leased track and approximately 3,000 additional miles under track access arrangements. GWI provides rail service at 16 ports in North America and Europe and performs contract coal loading and railcar switching for industrial customers.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding future events and the future performance of Genesee & Wyoming Inc. that involve risks and uncertainties that could cause actual results to differ materially from its current expectations including, but not limited to, economic, political and industry conditions; customer demand, retention and contract continuation; legislative and regulatory developments; increased competition in relevant markets; funding needs and financing sources; susceptibility to various legal claims and lawsuits; strikes or work stoppages; severe weather conditions and other natural occurrences; and others. Words such as "anticipates," "intends," "plans," "believes," "seeks," "expects," "estimates," variations of these words and similar expressions are intended to identify these forward-looking statements. GWI refers you to the documents that it files from time to time with the Securities and Exchange Commission, such as GWI's Forms 10-Q and 10-K which contain additional important factors that could cause its actual results to differ from its current expectations and from the forward-looking statements contained in this press release. GWI disclaims any intention to update the current expectations or forward-looking statements contained in this press release.

(1)
Free Cash Flow is a non-GAAP financial measure and is not intended to replace net cash provided by operating activities, its most directly comparable GAAP measure. The information required by Regulation G under the Securities Exchange Act of 1934, including a reconciliation to net cash provided by operating activities is included in the tables attached to this press release.

Contact: Michael E. Williams
Director, Corporate Communications
Genesee & Wyoming Inc.
+1 (203) 629-3722

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

OPERATING REVENUES	$159,432	$131,224	$452,828	$381,625

OPERATING EXPENSES	124,866	101,563	367,281	307,264
INCOME FROM OPERATIONS	34,566	29,661	85,547	74,361

INTEREST INCOME	597	1,107	1,753	7,069
INTEREST EXPENSE	(4,250)	(3,613)	(12,203)	(10,626)
MINORITY INTEREST	(61)	-	(146)	-
OTHER (EXPENSE) INCOME, NET	(99)	(47)	560	846

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	30,753	27,108	75,511	71,650

PROVISION FOR INCOME TAXES	10,686	4,069	28,082	16,927

INCOME FROM CONTINUING OPERATIONS	20,067	23,039	47,429	54,723

INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAX	1,087	(6,873)	(487)	(13,494)

NET INCOME	$21,154	$16,166	$46,942	$41,229

BASIC EARNINGS PER COMMON SHARE FROM CONTINUING OPERATIONS	$0.63	$0.68	$1.49	$1.53
BASIC EARNINGS (LOSS) PER COMMON SHARE FROM DISCONTINUED OPERATIONS	0.03	(0.20)	(0.02)	(0.38)
BASIC EARNINGS PER COMMON SHARE	$0.66	$0.48	$1.48	$1.15

WEIGHTED AVERAGE SHARES - BASIC	32,018	34,026	31,758	35,702

DILUTED EARNINGS PER COMMON SHARE FROM CONTINUING OPERATIONS	$0.55	$0.60	$1.31	$1.36
DILUTED EARNINGS (LOSS) PER COMMON SHARE FROM DISCONTINUED OPERATIONS	0.03	(0.18)	(0.01)	(0.34)
DILUTED EARNINGS PER COMMON SHARE	$0.58	$0.42	$1.29	$1.02

WEIGHTED AVERAGE SHARES - DILUTED	36,592	38,515	36,334	40,233

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2008 AND DECEMBER 31, 2007
(In thousands)
(unaudited)

	September 30,	December 31,
	2008	2007
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$39,508	$46,684
Accounts receivable, net	140,792	125,934
Materials and supplies	8,191	7,555
Prepaid expenses and other	9,934	18,147
Current assets of discontinued operations	1,483	2,213
Deferred income tax assets, net	7,246	7,495
Total current assets	207,154	208,028

PROPERTY AND EQUIPMENT, net	789,667	696,990
INVESTMENT IN UNCONSOLIDATED AFFILIATES	4,894	4,696
GOODWILL	57,411	39,352
INTANGIBLE ASSETS, net	194,338	117,106
DEFERRED INCOME TAX ASSETS, net	197	1,353
OTHER ASSETS, net	8,974	10,276
Total assets	$1,262,635	$1,077,801

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt	$2,301	$2,247
Accounts payable	137,729	128,038
Accrued expenses	40,037	37,792
Current liabilities of discontinued operations	1,080	3,919
Deferred income tax liabilities, net	79	66
Total current liabilities	181,226	172,062

LONG-TERM DEBT, less current portion	314,699	270,519
DEFERRED INCOME TAX LIABILITIES, net	154,280	93,336
DEFERRED ITEMS - grants from governmental agencies	111,791	94,651
OTHER LONG-TERM LIABILITIES	21,158	15,144
MINORITY INTEREST	1,254	1,108

TOTAL STOCKHOLDERS' EQUITY	478,227	430,981
Total liabilities and stockholders' equity	$1,262,635	$1,077,801

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Nine Months Ended September 30,
	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$46,942	$41,229
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operations, net of tax	487	13,494
Depreciation and amortization	28,871	23,515
Compensation cost related to equity awards	4,163	4,068
Excess tax benefits from share-based compensation	(4,169)	(847)
Deferred income taxes	7,549	4,195
Net gain on sale of assets	(4,216)	(5,914)
Minority interest	146	-
Changes in assets and liabilities which provided (used) cash, net of effect of acquisitions:
Accounts receivable, net	(3,357)	(4,514)
Materials and supplies	(662)	2,197
Prepaid expenses and other	8,968	(144)
Accounts payable and accrued expenses	4,580	20,920
Income tax payable - Australia	(1,956)	(92,737)
Other assets and liabilities, net	3,972	58
Net cash provided by operating activities from continuing operations	91,318	5,520
Net cash used in operating activities from discontinued operations	(2,815)	(10,677)
Net cash provided by (used in) operating activities	88,503	(5,157)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(61,999)	(61,307)
Grant proceeds from government agencies	21,832	19,949
Cash paid for acquisitions, net of cash received	(115,699)	-
Insurance proceeds for the replacement of assets	419	1,747
Proceeds from disposition of property and equipment	6,992	8,106
Net cash used in investing activities from continuing operations	(148,455)	(31,505)
Net cash used in investing activities from discontinued operations	-	(517)
Net cash used in investing activities	(148,455)	(32,022)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term borrowings, including capital leases	(117,905)	(1,451)
Proceeds from issuance of long-term debt	163,000	25,000
Net proceeds from employee stock purchases	9,122	2,978
Treasury stock purchases	(2,355)	(171,018)
Excess tax benefits from share-based compensation	4,169	847
Net cash provided by (used in) financing activities from continuing operations	56,031	(143,644)
Net cash used in financing activities from discontinued operations	-	(13,301)
Net cash provided by (used in) financing activities	56,031	(156,945)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(2,907)	7,838

CHANGE IN CASH BALANCES INCLUDED IN CURRENT ASSETS OF DISCONTINUED OPERATIONS	(348)	(1,258)

DECREASE IN CASH AND CASH EQUIVALENTS	(7,176)	(187,544)
CASH AND CASH EQUIVALENTS, beginning of period	46,684	240,206
CASH AND CASH EQUIVALENTS, end of period	$39,508	$52,662

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Three Months Ended
	September 30,
	2008		2007
		% of		% of
	Amount	Revenue	Amount	Revenue
Revenues:
Freight	$95,602	60.0%	$83,173	63.4%
Non-freight	63,830	40.0%	48,051	36.6%

Total revenues	$159,432	100.0%	$131,224	100.0%

Operating Expense Comparison:
Natural Classification
Labor and benefits	$48,409	30.4%	$41,571	31.7%
Equipment rents	9,121	5.7%	8,872	6.8%
Purchased services	11,975	7.5%	10,213	7.8%
Depreciation and amortization	10,219	6.4%	7,969	6.1%
Diesel fuel used in operations	15,948	10.0%	10,815	8.2%
Diesel fuel sold to third parties	9,947	6.2%	6,969	5.3%
Casualties and insurance	3,803	2.4%	4,589	3.5%
Materials	6,211	3.9%	6,272	4.8%
Net gain on sale of assets	(1,185)	-0.7%	(5,450)	-4.2%
Other expenses	10,418	6.5%	9,743	7.4%

Total operating expenses	$124,866	78.3%	$101,563	77.4%

Functional Classification
Transportation	$51,897	32.6%	$42,261	32.2%
Maintenance of ways and structures	11,718	7.3%	11,783	9.0%
Maintenance of equipment	18,084	11.3%	17,426	13.3%
Diesel fuel sold to third parties	9,947	6.2%	6,969	5.3%
General and administrative	24,186	15.2%	20,605	15.7%
Net gain on sale of assets	(1,185)	-0.7%	(5,450)	-4.2%
Depreciation and amortization	10,219	6.4%	7,969	6.1%

Total operating expenses	$124,866	78.3%	$101,563	77.4%

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Nine Months Ended
	September 30,
	2008		2007
		% of		% of
	Amount	Revenue	Amount	Revenue
Revenues:
Freight	$274,749	60.7%	$247,047	64.7%
Non-freight	178,079	39.3%	134,578	35.3%

Total revenues	$452,828	100.0%	$381,625	100.0%

Operating Expense Comparison:
Natural Classification
Labor and benefits	$140,820	31.1%	$123,718	32.4%
Equipment rents	26,264	5.8%	27,848	7.3%
Purchased services	35,602	7.8%	29,359	7.7%
Depreciation and amortization	28,871	6.4%	23,515	6.2%
Diesel fuel used in operations	49,311	10.9%	31,917	8.3%
Diesel fuel sold to third parties	28,893	6.4%	18,042	4.7%
Casualties and insurance	11,841	2.6%	12,485	3.3%
Materials	18,808	4.1%	17,706	4.6%
Net gain on sale of assets	(4,216)	-0.9%	(5,914)	-1.5%
Other expenses	31,087	6.9%	28,588	7.5%

Total operating expenses	$367,281	81.1%	$307,264	80.5%

Functional Classification
Transportation	$152,629	33.7%	$122,014	32.0%
Maintenance of ways and structures	36,249	8.0%	34,830	9.1%
Maintenance of equipment	53,954	11.9%	52,622	13.8%
Diesel fuel sold to third parties	28,893	6.4%	18,042	4.7%
General and administrative	70,901	15.6%	62,155	16.2%
Net gain on sale of assets	(4,216)	-0.9%	(5,914)	-1.5%
Depreciation and amortization	28,871	6.4%	23,515	6.2%

Total operating expenses	$367,281	81.1%	$307,264	80.5%

GENESEE & WYOMING INC. AND SUBSIDIARIES
RAILROAD FREIGHT REVENUES, CARLOADS AND AVERAGE FREIGHT REVENUES PER CARLOAD
COMPARISON BY COMMODITY GROUP
(dollars in thousands, except average revenue per carload)
(unaudited)

	Three Months Ended			Three Months Ended
	September 30, 2008			September 30, 2007
			Average Freight			Average Freight
	Freight		Revenues	Freight		Revenues
Commodity Group	Revenues	Carloads	Per Carload	Revenues	Carloads	Per Carload

Pulp & Paper	$19,180	30,705	$625	$17,244	29,712	$580
Coal, Coke & Ores	17,223	48,259	357	15,551	52,307	297
Minerals & Stone	12,952	37,797	343	8,426	32,494	259
Metals	12,529	25,330	495	8,721	18,796	464
Lumber & Forest Products	9,319	20,539	454	9,151	21,519	425
Chemicals-Plastics	8,650	12,649	684	6,967	11,169	624
Farm & Food Products	8,247	15,161	544	8,804	17,492	503
Petroleum Products	4,382	6,434	681	3,899	6,434	606
Autos & Auto Parts	1,719	2,422	710	1,552	2,990	519
Intermodal	122	315	387	295	580	509
Other	1,279	4,442	288	2,563	11,367	225

Totals	$95,602	204,053	469	$83,173	204,860	406

GENESEE & WYOMING INC. AND SUBSIDIARIES
RAILROAD FREIGHT REVENUES, CARLOADS AND AVERAGE FREIGHT REVENUES PER CARLOAD
COMPARISON BY COMMODITY GROUP
(dollars in thousands, except average revenue per carload)
(unaudited)

	Nine Months Ended			Nine Months Ended
	September 30, 2008			September 30, 2007
			Average Freight			Average Freight
	Freight		Revenues	Freight		Revenues
Commodity Group	Revenues	Carloads	Per Carload	Revenues	Carloads	Per Carload

Pulp & Paper	$55,991	91,625	$611	$51,749	92,604	$559
Coal, Coke & Ores	49,457	135,213	366	44,303	143,850	308
Minerals & Stone	33,909	106,491	318	23,269	92,173	252
Metals	32,723	65,611	499	27,456	59,857	459
Farm & Food Products	29,291	51,529	568	26,298	53,621	490
Lumber & Forest Products	25,958	58,179	446	27,704	65,354	424
Chemicals-Plastics	24,121	36,173	667	20,118	33,450	601
Petroleum Products	13,630	20,221	674	12,193	20,105	606
Autos & Auto Parts	5,622	9,200	611	5,317	10,552	504
Intermodal	391	936	418	856	1,680	510
Other	3,656	14,858	246	7,784	36,164	215

Totals	$274,749	590,036	466	$247,047	609,410	405

Reconciliation of non-GAAP Financial Measure

This earnings release contains free cash flow, which is a "non-GAAP financial measure" as this term is defined in Regulation G of the Securities Exchange Act of 1934. In accordance with Regulation G, GWI has reconciled this non-GAAP financial measure to its most directly comparable U.S. GAAP measure.

Free Cash Flow Description and Discussion

Management views Free Cash Flow as an important financial measure of how well GWI is managing its assets. Subject to the limitations discussed below, Free Cash Flow is a useful indicator of cash flow that may be available for discretionary use by GWI. Free Cash Flow is defined as Net Cash Provided by Operating Activities from Continuing Operations less Net Cash Used in Investing Activities from Continuing Operations, excluding the Cost of Acquisitions and tax effects of Divestitures. Key limitations of the Free Cash Flow measure include the assumptions that GWI will be able to refinance its existing debt when it matures and meet other cash flow obligations from financing activities, such as principal payments on debt. Free Cash Flow is not intended to represent, and should not be considered more meaningful than, or as an alternative to, measures of cash flow determined in accordance with GAAP.

The following table sets forth a reconciliation of GWI's Net Cash Provided by Operating Activities from Continuing Operations to GWI's Free Cash Flow ($ in millions):

	Nine Months Ended
	September 30,
	2008	2007
Net cash provided by operating activities from continuing operations	$91.3	$5.5
Net cash used in investing activities from continuing operations	(148.5)	(31.5)
Cash paid for acquisitions, net of cash acquired	115.7	-
Australia taxes on ARG Sale	-	95.6
Free cash flow	$58.5	$69.6